Greenville, South Carolina (January 24, 2005) - KEMET
Corporation (NYSE:KEM) today reported financial results for the quarter ended December 31, 2004. Net sales for the quarter were $95.5 million and net loss before special charges was $18.6 million, or $0.21 per diluted share. Comparisons to prior periods are as follows:



Quarter Ended

---------------

Dec 2004
Sep 2004
Dec 2003

--------
--------
--------

(In Millions, Except Per Share Data)
Net Sales
 $   95.5
 $ 106.0
 $ 111.3




Before special charges (non-GAAP)



Net loss
  (18.6)
  (16.7)
   (7.3)
Net loss per diluted share
  (0.21)
  (0.19)
  (0.08)




Special after-tax (charges) income
 (20.3)
   9.2
  (5.8)
Special after-tax (charges) income per diluted share
   (0.24)
  0.10
 (0.07)




After special charges (GAAP)



Net loss
   (38.9)
  (7.5)
(13.1)
Net loss per diluted share
$  (0.45)
$ (0.09)
$ (0.15)





"In the December quarter, KEMET continued to be negatively impacted by an inventory cycle in our industry, especially at our distribution customers which represent approximately one half of our revenue. Our revenue decline in the quarter was due primarily to volume, as average selling prices, adjusted for changes in product mix, declined 1%," stated Dr. Jeffrey Graves, Chief Executive Officer. "While we are encouraged orders rates are improving, this is tempered by the fact that our distributors' inventories may decline further."

"In a challenging demand environment, the KEMET team continues to perform well. Our program to move virtually all of our commodity production to low cost regions in 2005 remains on track. Our lean, six sigma programs to further reduce cost and improve quality are well under way. We continue to place emphasis on enhancing our Innovation Center, focusing in particular on the high growth segments of high-capacitance ceramics and organic polymer tantalum capacitors. We continue to build on our experienced management team, our strong balance sheet, and our commitment to research and development."

As of December 31, 2004, KEMET had $226.6 million in cash and short and long-term investments in marketable securities, $100.0 million in long-term debt, and $640.1 million in stockholders' equity.

The company will hold a conference call at 8:30 am ET Tuesday, January 25, 2005, to discuss the earnings release. The call will last approximately one hour, and after an initial presentation, questions will be taken as time permits. To access the call, participants in the United States should dial 1-800-416-8033, and participants outside the United States should dial 1-706-643-0979. Participants should reference "KEMET Corporation" and the Conference ID #: 3216150. An archived replay of the conference call will be available through midnight on February 9, 2005, by calling 1-800-642-1687 inside the United States, and 1-706-645-9291 internationally, and referencing the Conference ID #: 3216150.

KEMET's common stock is listed on The New York Stock Exchange under the symbol KEM. At the Investor Relations portion of the company's web site at http://www.KEMET.com/IR, users can subscribe to KEMET news releases and can find additional company information.

BUSINESS OUTLOOK
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Current global economic conditions make it particularly difficult at present to predict product demand and other related matters.

Sales of surface-mount capacitors were 82%, and sales of leaded parts were 18% of total sales for the December 2004 quarter.

By region, 43% percent of total sales for the December 2004 quarter were to customers in North America, 35% were to Asia, 21% were to Europe, and 1% were to the rest of the world.

By channel, 49% percent of total sales for the December 2004 quarter were to distribution customers, 27% were to Electronic Manufacturing Services customers, and 24% were to Original Equipment Manufacturing customers.

Average selling prices for the December 2004 quarter, adjusted for changes in product mix, declined by 1% compared to average selling prices for the September 2004 quarter.

On July 2, 2003, KEMET announced the reorganization of its operations around the world, resulting in the location of virtually all of its commodity production in low cost regions to be completed in mid 2005. KEMET estimates it will incur special charges of approximately $39 million (an increase of $4 million from the previous estimate of $35 million) over the period of the reorganization related to movement of manufacturing operations. When the reorganization is complete, the company estimates this will yield an approximate one-year payback based on unit volumes at the time of the announcement, and $50-60 million in annual savings with volume recovery by fiscal 2006.

Completed portions of KEMET's announced move of production have occurred in accordance with the anticipated time line. Charges related to movement of manufacturing operations in the December 2004 quarter were $1.6 million bringing the total manufacturing relocation charges
to approximately $32 million to date.  	The balance of the $39 million
is expected to be realized ratably over the next three quarters. The timing and amount of the special charges are dependent on the timing of operational decisions, some of which have not been finalized, and on operational activities yet to occur.

In addition to the cost reduction initiatives above, KEMET announced additional cost reduction plans in the September 2004 earnings elease. The workforce was reduced by approximately 820 employees orldwide, or approximately 10%, which resulted in one-time charges of
5.8 million in the December 2004 quarter and annualized savings of
11.1 million.

KEMET also recognized one-time charges of approximately $12.9 million in the December 2004 quarter to reflect the impairment and disposal of certain assets. This amount includes accelerated facility epreciation of $2 million related to the anticipated shut-down of a manufacturing facility by mid 2005. We anticipate recording an dditional $7 million of one-time charges comprised of accelerated depreciation related to the shut down of this facility plus other harges associated with the impairment and disposal of certain other assets over the next several quarters.

Summary of special charges in the December 2004 quarter:









(In Millions)

Manufacturing relocation
$          1.6

Reduction in workforce
           5.8

Equipment write-off
           8.5

Accelerated depreciation on manufacturing facility
$          2.0
Included in cost of goods sold
Lamina investment write-down
$          2.4


--------------

Special charges net of taxes
$         20.3


==============


For fiscal 2005, KEMET anticipates maintaining our investments in key customer relationships through our direct sales and customer service professionals, as well as our investments in research and development, to maintain our competitive position in the capacitor industry. We are continuing to enhance research and development, focused on organic polymer tantalum and high-capacitance ceramic capacitor technologies





























Fiscal Year Ended
Fiscal Quarter Ended

---------------------------------------
---------------------------------------

2001
2002
2003
2004
Mar 2004
Jun 2004
Sep 2004
Dec 2004

----
----
----
----
----
--------
--------
--------

(In millions)
SG&A
$62.3
$54.4
$54.4
$51.2
$12.8
$12.9
$13.0
$12.0
R&D
$27.1
$26.3
$25.3
$24.4
$ 6.3
$ 6.3
$ 6.6
$ 7.5



















Capital expenditures for the December 2004 quarter were $10.8 million.
















Fiscal Year Ended
Fiscal Quarter Ended

----------------------
--------------------------------

2002
2003
2004
Mar 2004
Jun 2004
Sep 2004
Dec 2004

------
------
------
------
------
------
------

(In Millions)








Additions to property, plant and equipment
$  79
$  22
$   26
$   12
$   9
$   7
$   11

=====
=====
=====
=====
=====
=====
=====









During the December 2004 quarter, inventories decreased $5.7 million to $148.3 million from $154.0 million at September 30, 2004. Raw materials and supplies decreased $9 million in the December 2004 quarter, and finished goods and work in process increased $3 million.
















Mar 2001
Mar 2002
Mar 2003
Mar 2004
Jun 2004
Sep 2004
Dec 2004

--------
--------
--------
--------
--------
--------
--------

(In Millions)
Raw materials and supplies
$   79
$  118
$   91
$   60
$   66
$   70
$   61
Work in process and finished goods
   123
   141
    93
    69
    74
    84
    87

------
------
------
------
------
------
------

$  202
$  259
$  184
$  129
$  140
$  154
$  148

======
======
======
======
======
======
======

Cash and long and short-term investments in marketable securities during the December 2004 quarter decreased $10.9 million to $226.6 million from $237.5 million at September 30, 2004. This is related to capital expenditures during the quarter.

QUIET PERIOD
Beginning April 1, 2005, KEMET will observe a Quiet Period during which the Business Outlook as provided in this news release and the company's quarterly report on Form 10-Q will no longer constitute the company's current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, applying prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, KEMET representatives will not comment concerning the Business Outlook or KEMET's financial results or expectations. The Quiet Period will extend until the day when KEMET's next quarterly earnings release is published.

This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend that these forward-looking statements be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals, and objectives. Our actual results may differ materially from these statements. These risks, trends, and uncertainties, which in some instances are beyond our control, include: risks associated with the cyclical nature of the electronics industry, the requirement to continue to reduce the cost of our products, the competitiveness of our industry, an increase in the cost of our raw materials, the location of several of our plants in Mexico and China, and the possible loss of key employees. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Dollars in Thousands Except Per Share Data)
Unaudited






Three months ended
    Nine months ended

December 31,
December 31,

------------------------------
------------------------------

  2004
  2003
  2004
  2003

 -------------
 -------------
--------------
--------------


Income Statement Data:




Net Sales
   $   95,503
   $  111,335
  $   323,908
  $   316,781
Cost of goods sold (See note 1)
       95,813
      103,605
      298,711
      312,104
Loss (gain) on long-term supply contract
            -
            -
      (11,139)
       12,355
Selling, general and administrative expenses
       12,004
       13,919
       37,944
       38,494
Research and development
        7,488
        6,297
       20,422
       18,167
Pension settlement charges
            -
            -
          218
            -
Restructuring and impairment charges
       18,352
        8,788
       22,551
       37,629

   -----------
   -----------
   -----------
   -----------
Operating income (loss)
      (38,154)
      (19,274)
      (44,799)
     (101,968)





Interest expense
        1,633
        1,502
        4,835
        4,740
Interest income
       (1,511)
       (1,068)
       (4,876)
       (2,715)
Other (income) expense
         (189)
           98
        2,107
       (2,083)
Income tax expense (benefit)
          774
       (6,734)
        1,312
      (41,987)

   -----------
   -----------
   -----------
   -----------
Net loss
   $  (38,861)
   $  (13,072)
   $  (48,177)
   $  (59,923)

   ===========
   ===========
   ===========
   ===========
Loss Per Share Data:




Net loss per share:




    Basic
   $    (0.45)
   $    (0.15)
   $    (0.56)
   $    (0.69)
    Diluted
   $    (0.45)
   $    (0.15)
   $    (0.56)
   $    (0.69)





Weight-average shares outstanding:




    Basic
   86,525.730
   86,434,209
   86,509,040
   86,395,460
    Diluted
   86,525,730
   86,434,209
   86,509,040
   86,395,460



KEMET CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(Dollars in Thousands)
Unaudited




December 31,2004
March 31, 2004

 -------------
------------------
ASSETS





Cash and cash equivalents
$     23,546
$    183,528
Short-term investments
      40,003
       3,172
Accounts receivable, net
      56,321
      57,303
Inventories
     148,344
     129,016
Prepaid expenses and other current assets
       9,951
       6,979
Deferred income taxes
      12,201
      29,046

------------
------------
    Total current assets
     290,366
     409,044
Property, plant and equipment, net
     390,354
     424,161
Long-term investments in marketable securities
     163,016
      84,584
Investments in affiliates
       1,085
       3,610
Intangible assets, net
      44,234
      45,088
Other assets
       3,630
       3,321

------------
------------
    Total assets
$    892,685
$    969,808

============
============
Liabilities and Stockholders'' Equity





Accounts payable trade
$     37,123
$     38,268
Accrued expenses
      36,166
      41,182
Income taxes payable
      18,338
      15,863

------------
------------
    Total current liabilities
      91,627
      95,313
Long-term debt
     100,000
     100,000
Other non-current obligations
      49,576
      61,623
Deferred income taxes
      11,356
      28,394

------------
------------
    Total liabilities
     252,559
     285,330



Common stock
         880
         879
Additional paid-in capital
     317,828
     317,497
Retained earnings
     346,762
     394,940
Accumulated other comprehensive (loss)
       1,895
      (1,457)
Treasury stock, at cost
     (27,239)
     (27,381)

------------
------------
    Total stockholders' equity
     640,126
     684,478



        Total liabilities and stockholders' equity
$    892,685
$    969,808

============
============

1.